Report of Independent Auditors

To the Shareholders' of CLS Corporate Language Services Holding AG

We have audited the accompanying consolidated financial statements of CLS Corporate Language Services Holding AG, which comprise the consolidated balance sheet as of December 31, 2014 and the related consolidated income statement, statement of changes in shareholders’ equity and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in conformity with Swiss law; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility
Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of CLS Corporate Language Services Holding AG at December 31, 2014 and the consolidated results of its operations and its cash flows for the year then ended in conformity with Swiss law, which differs in certain respects from those accounting principles generally accepted in the United States (see Note 4 of notes to consolidated financial statements).

/s/ Ernst & Young Ltd
Zurich, Switzerland
March 23, 2015

CLS CORPORATE LANGUAGE SERVICES HOLDING AG
CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2014

(In thousands of CHF)	2014
ASSETS
Cash and cash equivalents	Fr.	6,188
Accounts receivable, net of doubtful debts	11,036
Loans to shareholders	500
Other receivables from third parties	2,587
Other receivables from shareholders	66
Work in progress	435
Accrued income and prepaid expenses	825
Total current assets	21,637
Property	237
Office/business equipment	378
IT and communications	1,181
Other fixed assets	493
Total fixed assets	2,289
Treasury shares	624
Goodwill	8,954
Intangible assets	1,651
Total intangible assets	10,605
Total non-current assets	13,518
Total assets	Fr.	35,155
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current financial liabilities	Fr.	3,500
Accounts payable	2,222
Other current liabilities to third parties	2,031
Accrued expenses and deferred income	6,982
Provisions	2,264
Total liabilities	16,999
Share capital	2,656
Capital reserves	24,288
Reserves for treasury shares	624
Accumulated deficit	(8,781)
Foreign currency translation	(631)
Total shareholders’ equity	18,156
Total liabilities and shareholders’ equity	Fr.	35,155

CLS CORPORATE LANGUAGE SERVICES HOLDING AG
CONSOLIDATED INCOME STATEMENT
YEAR ENDING DECEMBER 31, 2014

(In thousands of CHF)	2014
Service revenues, net	Fr.	81,377
Total service revenues	81,377

Fees external partner including machine translation	(22,331)
Personnel expense	(41,172)

Rent and maintenance	(2,870)
Marketing, sales and distribution expense	(620)
IT expense	(3,668)
External consultants and services	(923)
Other administrative expenses	(1,689)
Total administrative expenses	(9,770)
Total operating expenses	(73,273)
Earnings before interest, taxes, depreciation and amortization	8,104
Depreciation of fixed assets	(822)
Amortization of intangible assets	(5,303)
Earnings before interest and taxes	1,979
Financial income	659
Financial expense	(1,034)
Extraordinary income	36
Extraordinary expense	(751)
Result for the year before tax	889
Capital and income taxes	(1,873)
Net loss	Fr.	(984)

CLS CORPORATE LANGUAGE SERVICES HOLDING AG
CONSOLIDATED CASH FLOW STATEMENT
YEAR ENDING DECEMBER 31, 2014

(In thousands of CHF)	2014
Net loss	Fr.	(984)
Depreciation of fixed assets	822
Amortization of intangible assets	5,303
Change in provisions	1,447
Other non-cash adjustments	367
Cash flow	6,955
Increase in accounts receivable	(206)
Increase in accrued income and prepaid expenses	(141)
Decrease in work in progress	405
Increase in accounts payable	225
Increase in accrued expenses and deferred income	478
Cash flow from operating activities	7,716
Investments in tangible assets	(836)
Investments in financial assets	(500)
Investments in intangible assets	(5,561)
Divestment of subsidiary	(367)
Cash flow from investing activities	(7,264)
Increase in current liabilities to bank	3,500
Decrease in long-term financial liabilities	(4,000)
Increase in treasury shares	(397)
Cash flow financing activities	(897)
Change in cash and cash equivalents	(445)
Exchange differences	275
Cash and cash equivalents as of January 1, 2014	6,358
Cash and cash equivalent as of December 31, 2014	Fr.	6,188

CLS CORPORATE LANGUAGE SERVICES HOLDING AG
STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY
YEAR ENDING DECEMBER 31, 2014

(In thousands of CHF)	Share capital		Capital reserves		Reserves for treasury shares		Accumulated deficit		Foreign currency translation		Total
Starting balance at January 1, 2014	Fr.	2,656	Fr.	24,288	Fr.	226	Fr.	(7,399)	Fr.	(905)	Fr.	18,866
Treasury share purchases	—		—		398		(398)		—		—
Net loss for the year 2014	—		—		—		(984)		—		(984)
Exchange differences	—		—		—		—		274		274
Closing balance at December 31, 2014	Fr.	2,656	Fr.	24,288	Fr.	624	Fr.	(8,781)	Fr.	(631)	Fr.	18,156

CLS CORPORATE LANGUAGE SERVICES HOLDING AG
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDING DECEMBER 31, 2014

1.	Basis of Presentation and Significant Accounting Policies
General information
These consolidated financial statements were prepared in accordance with provisions of Swiss law and the accounting policies described in these notes.
Account closing date
The account closing date for CLS Corporate Language Services Holding AG and its subsidiaries ("CLS" or the "Group") is December 31.
Group of consolidated companies
The consolidated annual accounts of the Group comprise the annual accounts of the parent company CLS Corporate Language Services Holding AG and all the subsidiaries in which it holds the majority of the capital and votes.
Method of consolidation
Assets and liabilities and income and expenses of the consolidated companies are recorded using the full consolidation method, with all intra-group items being eliminated. Intra-group profits were negligible and therefore not eliminated. Any shares of net assets and net profit for the year attributable to minority interests are segregated out and shown separately. Associated companies (20%—50%) are accounted for using the equity method. Investments in associates of less than 20% are carried at the lower of cost or net asset value.
Capital consolidation
For the purposes of capital consolidation, assets and liabilities are valued at the date of acquisition (or first-time consolidation) and this figure set off against the book value of the parent company's investment (purchase method). Any surplus remaining after this revaluation (goodwill) will be amortized over 5 years.
The share capital of the subsidiaries is presented in the subsidiary's functional currency. The currencies include: the Euro ("EUR"), the United States Dollar ("USD"), the British Pound Sterling ("GBP"), the Danish Krone ("DKK"), the Singapore Dollar ("SGD"), the Hong Kong Dollar ("HKD") and the Canadian Dollar ("CAD"). See "Note 2. Overview of Subsidiaries" for additional information.
Foreign currency translation of financial statements of subsidiaries in foreign currencies
Individual Group companies compile their financial statements in the local currency. Assets and liabilities in balance sheets prepared in foreign currencies are translated into Swiss francs ("CHF" or "Fr.") at the year-end exchange rate. Income and expenses are translated at the average rate for the year. Foreign currency translation differences arising from application of this method are offset against foreign currency translation in the equity without affecting the income statement.
In the individual accounts, business transactions in foreign currencies are translated at current exchange rates. Any realized or unrealized gains and losses arising on the valuation of short-term foreign currency receivables and payables are recognized in profit and loss. Unrealized gains from the valuation of long-term receivables and payables are not booked. Unrealized foreign currency losses are booked.
Valuation principles
The consolidation is based on the individual Group company accounts prepared under commercial law.
Intangible Assets
In 2014, Information Technology development costs in the amount of Fr. 859,000, which are mainly related to a "Customer Portal Software" project, have been capitalized and will be amortized over a period of 3 years.

CLS CORPORATE LANGUAGE SERVICES HOLDING AG
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDING DECEMBER 31, 2014

2.	Overview of Subsidiaries
CLS Subsidiaries
The following table is an overview of CLS subsidiaries at December 31, 2014:

December 31, 2014
CLS Corporate Language Services Holding AG, Opfikon
holds equity investments:
CLS Communication AG, Opfikon
Object: To provide and sell translation services
Share capital	CHF 150,000
Share	100%
CLS Communication Holding Limited, Saint John NB
Object: To hold and manage equity investments
Share capital	CAD 10
Share	100%
CLS Communication AG, Opfikon
holds equity investments:
CLS Communication Inc., Weehawken
Object: To provide and sell translation services
Share capital	USD 1,000
Share	100%
CLS Communication Limited, London
Object: To provide and sell translation services
Share capital	GBP 1,000
Share	100%
CLS Communication S.A.R.L., Paris
Object: To provide and sell translation services
Share capital	EUR 157,850
Share	100%
CLS Communication S.L., Madrid
Object: To provide and sell translation services
Share capital	EUR 3'006
Share	100%
CLS Communication A/S, Copenhagen
Object: To provide and sell translation services
Share capital	DKK 1,162,000
Share	100%
CLS Communication GmbH, Frankfurt am Main
Object: To provide and sell translation services
Share capital	EUR 100,000
Share	100%
CLS Communication Asia Pacific Pte. Ltd., Singapore

CLS CORPORATE LANGUAGE SERVICES HOLDING AG
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDING DECEMBER 31, 2014

Object: To provide and sell translation services
Share capital	SGD 1
Share	100%
CLS Communication (Shanghai) Co. Ltd., Shanghai
Object: To provide and sell translation services
Share capital	—
Share	—
CLS Communication HK Limited, Hong Kong
Object: To provide and sell translation services
Share capital	HKD 1
Share (held by CLS Communication Asia Pacific Ltd, Singapore)	100%
CLS Communication Holding Limited, Saint John NB
holds equity investments:
CLS Lexi-tech Limited, Moncton, NB
Object: To provide and sell translation services
Share capital	CAD 10
Share	100%
CLS Communication GmbH, Frankfurt am Main
holds equity investments:
CLS 4-Text GmbH, Berlin
Object: To provide and sell translation services
Share capital	EUR 25,600
Share	100%

3.	Other Disclosures

(In thousands of CHF)		December 31, 2014
Fire insurance values of tangible assets (incl. new value addition):
Real estate, office and business equipment as well as IT and communications		Fr.	7,484

(In thousands of CHF)		December 31, 2014
Liabilities to employee benefit institutions		Fr.	37
Operating lease commitments		678

(In thousands of CHF)		December 31, 2014
Assets pledged to secure own liabilities		Fr.	1,875
Guarantees in favor of third parties		42

(In thousands of CHF, except share amounts)		December 31, 2014
	Shares	Fr.
Balance of treasury shares at December 31, 2013	264	227
Purchase of treasury shares	350	397
Balance of treasury shares at December 31, 2014	614	624

CLS CORPORATE LANGUAGE SERVICES HOLDING AG
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDING DECEMBER 31, 2014

Contingent Liability
In connection with the acquisition in 2013 of CLS 4-text GmbH, Berlin, earn-out payments may be payable in financial year 2015.

4.	Summary of Differences between Swiss law and U.S. Generally Accepted Accounting Principles (U.S. GAAP)
The Group’s consolidated financial statements are prepared in accordance with the requirements of Swiss law. These principles differ in certain respects from accounting principles generally accepted in the United States of America (“U.S. GAAP”). The significant differences and their effect on the consolidated net income (loss) and shareholders’ equity of the Group are set out below. While this is not a comprehensive summary of all differences between Swiss law and U.S. GAAP, other differences would not have a significant effect on the consolidated net loss or shareholders' equity of the Group.
Reconciliation of net income
The effect of differences between Swiss law and U.S. GAAP on consolidated net loss after tax for the year December 31, 2014 is set out below:

(In thousands of CHF)	Notes	December 31, 2014
Net loss after tax for the year in accordance with Swiss law		Fr.	(984)

U.S. GAAP adjustments:
Recognition of post-retirement benefit liability	(a)	180
Acquisition accounting	(b)	2,798
Measurement of accounts receivable doubtful debts	(c)	(9)
Revenue and cost recognition	(d)	80
Recognition and depreciation of IT and communications equipment	(e)	(61)
Treasury shares	(f)	—
De-recognize capitalized costs for raising additional capital	(g)	82
Uncertain tax positions	(h)	1,264
Lease expense	(i)	10
Measurement of accrual for Jubilee awards	(j)	(25)
Total pre-tax effect of U.S. GAAP adjustments		4,319
Tax provision effect of U.S. GAAP adjustments		256
Net income after tax for the year in accordance with U.S. GAAP		Fr.	3,591
Net income after tax for the year in accordance with U.S. GAAP includes Fr.20,000 that is attributable to CLS Communication (Shanghai) Co. Ltd. We have disposed of this entity effective December 30, 2014.

CLS CORPORATE LANGUAGE SERVICES HOLDING AG
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDING DECEMBER 31, 2014

Reconciliation of shareholders’ equity
The cumulative effect of differences between Swiss law and U.S. GAAP on the shareholders’ equity of the Group as at December 31, 2014:

(In thousands of CHF)	Notes	December 31, 2014
Shareholders’ Equity in accordance with Swiss law		Fr.	18,156

U.S. GAAP adjustments:
Recognition of post-retirement benefit liability	(a)	(8,346)
Acquisition accounting	(b)	9,744
Measurement of accounts receivable doubtful debts	(c)	166
Revenue and cost recognition	(d)	(119)
Recognition and depreciation of IT and communications equipment	(e)	99
Treasury shares	(f)	(624)
De-recognize capitalized costs for raising additional capital	(g)	—
Uncertain tax positions	(h)	(160)
Lease expense	(i)	(36)
Measurement of accrual for Jubilee awards	(j)	(112)
Shareholders’ Equity in accordance with U.S. GAAP		Fr.	18,768
Significant differences between Swiss law and U.S. GAAP
(a)    Recognition of Post-retirement benefit liability
Under Swiss law, the Group has accounted for the pension plan for Swiss employees, which is administered by an independent pension fund, similar to a defined contribution plan. Because participants of the plan are entitled to a defined rate of interest on contributions made, the plan meets the criteria for a defined benefit plan under US GAAP. The Group’s defined benefit obligation under the plan was Fr.47.0 million and Fr.37.1 million as of December 31, 2014 and December 31, 2013, respectively, and was calculated by an independent third-party actuary. Plan assets of Fr.38.7 million and Fr36.7 million as of December 31, 2014 and December 31, 2013, respectively, are measured at fair value. Accordingly, a liability for the underfunded portion of the plan that would need to be recognized under US GAAP was Fr.8.3 million and Fr.0.3 million as of December 31, 2014 and December 31, 2013, respectively. Pension expense for calendar year 2014 relates to current service cost of Fr.1.5 million and financing cost of Fr.0.9 million, net of the expected return on plan assets of Fr.1.2 million. Actuarial losses for calendar 2014 of Fr8.2 million result mostly from a decrease in the interest rate and were recognized directly in shareholders’ equity. For U.S. GAAP, the Group recognized additional post-retirement benefit liabilities primarily driven by higher post-retirement benefit costs under U.S. GAAP compared to Swiss law.
(b)    Acquisition accounting
In 2009, CLS Communication AG acquired 100% of Lexi-tech International (“Lexi-tech”), an entity incorporated in Canada. The Group originally recorded the assets acquired and liabilities assumed in its Swiss law consolidated financial statements based on the carrying value of the assets and liabilities recorded in Lexi-tech’s closing local GAAP financial statements, and the entire difference between the net assets acquired and the purchase price was recorded as goodwill. The acquisition of Lexi-tech meets the definition of a business combination under U.S. GAAP. Accordingly, the assets acquired, including any identifiable intangible assets, and liabilities assumed need to be measured at fair value as of the acquisition date. The excess of the consideration transferred over the fair value of the net assets acquired is recorded as goodwill.

CLS CORPORATE LANGUAGE SERVICES HOLDING AG
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDING DECEMBER 31, 2014

The reconciliation between the effects of the accounting for this business combination under Swiss law compared with the accounting under U.S. GAAP is as follows:

(In thousands of CHF)	Effect on 2014 net income		Effect on 2014 net equity
Elimination of goodwill recognized under Swiss law	Fr.	1,994	Fr.	(37)
Customer relationships recognized under U.S. GAAP	(403)		3,300
Trademark recognized under U.S. GAAP	(69)		—
Goodwill recognized under U.S. GAAP	—		5,152
Total pre-tax effect	1,522		8,415
Tax benefit (provision)	121		(857)
Net effect	Fr.	1,643	Fr.	7,558
In 2013, CLS Communication AG acquired 100% of 4-Text GmbH (“4-Text”), an entity incorporated in Germany. The Group originally recorded the assets acquired and liabilities assumed in its Swiss law consolidated financial statements based on the carrying value of the assets and liabilities recorded in 4-Text’s closing local GAAP financial statements, and the entire difference between the net assets acquired and the purchase price was recorded as goodwill. The acquisition of 4-Text meets the definition of a business combination under U.S. GAAP. Accordingly, the assets acquired, including any identifiable intangible assets, and liabilities assumed need to be measured at fair value as of the acquisition date. The excess of the consideration transferred over the fair value of the net assets acquired is recorded as goodwill.
Additionally, a portion of the purchase price of 4-Text was contingent upon the achievement of certain financial metrics during the earnout period. Under U.S. GAAP, the contingent consideration needs to be fair valued as of the acquisition date, with any subsequent changes to the fair value being recorded through current period earnings. The application of this method under U.S. GAAP resulted in accretion of the contingent consideration of Fr.1.1 million, of which Fr.0.3 million was recorded during 2014.
The reconciliation between the effects of the accounting for this business combination under Swiss law compared with the accounting under U.S. GAAP is as follows:

(In thousands of CHF)	Effect on 2014 net income		Effect on 2014 net equity
Elimination of goodwill recognized under Swiss law	Fr.	2,028	Fr.	(8,811)
Contingent consideration recognized under U.S. GAAP	(255)		—
Software recognized under U.S. GAAP	—		66
Customer relationships recognized under U.S. GAAP	(628)		3,544
Trademark recognized under U.S. GAAP	(51)		152
Goodwill recognized under U.S. GAAP	—		7,356
Total pre-tax effect	1,094		2,307
Tax benefit (provision)	188		(1,029)
Net effect	Fr.	1,282	Fr.	1,278
In 2009, CLS Communication AG acquired 100% of Scandinavian Translators A/S (“CLS DK”), an entity incorporated in Denmark. The Group originally recorded the assets acquired and liabilities assumed in its Swiss law consolidated financial statements based on the carrying value of the assets and liabilities recorded in CLS DK’s closing local GAAP financial statements, and the entire difference between the net assets acquired and the purchase price was recorded as goodwill. The acquisition of CLS DK meets the definition of a business combination under U.S. GAAP. Accordingly, the assets acquired, including any identifiable intangible assets, and liabilities assumed need to be measured at fair value as of the acquisition date. The excess of the consideration transferred over the fair value of the net assets acquired is recorded as goodwill.

CLS CORPORATE LANGUAGE SERVICES HOLDING AG
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDING DECEMBER 31, 2014

The reconciliation between the effects of the accounting for this business combination under Swiss law compared with the accounting under U.S. GAAP is as follows:

(In thousands of CHF)	Effect on 2014 net income		Effect on 2014 net equity
Elimination of goodwill recognized under Swiss law	Fr.	182	Fr.	—
Goodwill recognized under U.S. GAAP	—		908
Total pre-tax effect	182		908
Tax benefit (provision)	—		—
Net effect	Fr.	182	Fr.	908
(c)    Measurement of accounts receivable, net of doubtful debts
Swiss law allows the recognition of general allowances for bad debt up to certain thresholds, without evidence or past history of impairment. This policy has been adopted in the Group’s Swiss law consolidated financial statements for receivables of the Swiss entities. For U.S. GAAP, the Group adjusted the measurement of these accounts receivable so that the carrying amount reflects the Group’s estimate of amounts that will be collected based on historical experience.
(d)    Revenue and cost recognition
Based on the nature of the services being delivered and the contracts with its customers, the Group applies a completed contract revenue recognition model under U.S. GAAP. The work in progress balance in the Group’s Swiss law consolidated financial statements represents the direct and certain indirect overhead costs associated with certain unfinished projects, for which revenue is recognized on the basis of the completed contract method. Under U.S. GAAP, the Group defers only direct cost with regard to such projects. Additionally, certain jurisdictions apply a proportional-performance model for revenue recognition, which have been adjusted to completed contract for U.S. GAAP presentation.
(e)    Recognition and depreciation of IT and communications equipment
For the purpose of preparing the Swiss law consolidated financial statements, purchases of items of equipment are generally expensed as incurred if the purchase price for an individual item does not exceed a specific threshold. This threshold varies among the Group’s subsidiaries and is usually based on local tax rules. For U.S. GAAP, the Group applies a lower capitalization threshold that is consistent across all subsidiaries and therefore needs to recognize purchases of IT equipment as an asset.
(f)    Treasury shares
The Group holds treasury shares which it has purchased back from shareholders in the past. In the Swiss law consolidated financial statements, treasury shares are recorded at cost in the balance sheet with a corresponding reserve in equity. Under U.S. GAAP, purchases of treasury shares are not recorded as an asset, but rather are recorded as reductions of shareholders’ equity.
(g)    De-recognize capitalized costs for raising additional capital
The Group has historically capitalized certain costs for raising additional capital in its Swiss law consolidated financial statements. Under U.S. GAAP, these costs are expensed as incurred.
(h)    Uncertain tax positions
The Group evaluated whether it had any uncertain tax positions in accordance with ASC 740-10 under U.S. GAAP and determined that as of January 1, 2014 approximately Fr.1.4 million of uncertain tax positions existed relating to various jurisdictions within the Group. During 2014, certain of these liabilities were deemed no longer likely to occur, resulting in the recognition of a gain of approximately Fr.1.2 million during 2014. Current and deferred taxes were calculated using estimated local statutory rates.

CLS CORPORATE LANGUAGE SERVICES HOLDING AG
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDING DECEMBER 31, 2014

(i)    Lease expense
Some of the Group’s office leases include periods of free rent or step-rent provisions. Lease expense for some of these leases is recognized at an amount equal to the amount of actual lease payments in the Swiss law consolidated financial statements. U.S. GAAP requires that lease expense be recognized on a straight-line basis over the lease term for these leases.
(j)    Measurement of accrual for Jubilee awards
The Group is obliged to provide Jubilee (or anniversary) awards to certain employees after completion of specified service periods. Measurement of the liability is based on an estimate of jubilee awards that will occur in the respective following calendar year in the Swiss law consolidated financial statements. Under U.S. GAAP, the Group needs to account for the obligation to provide jubilee awards to its employees in a way similar to the accounting for defined benefit post-retirement benefits, which includes determination of the portion of an award that an employee has already earned as of the balance sheet date based on past service. As such, the Group has recognized a liability of Fr.142,000 as of December 31, 2014, of which Fr.25,000 was recognized as expense during 2014. On a tax effect basis, this had a cumulative impact of Fr.112,000 decrease to Shareholder's Equity.